EXHIBIT 10.17



EMPLOYMENT AGREEMENT
--------------------

         This Agreement made as of this 3rd day of September, 1997, by and between Scangraphics, Inc., a Corporation of the Commonwealth of Pennsylvania (the "Company"), and Robert J. Griffin (the "Employee").

WITNESSETH:

1. Employment. The Company hereby agrees to employ Employee and Employee hereby accepts employment by the Company for the period and the terms and conditions hereinafter set forth.

2.       Capacity and Duties.

         a) Employee shall be employed by the Company in the capacity of Vice President Sales, Distribution and Service of Tangent Imaging Systems, a division of Scangraphics and Employee shall have such authority and shall perform such key executive duties and responsibilities as may from time-to-time reasonably be specified by the President of Tangent Imaging Systems with respect to the Company and its affiliates.

         b) During the term of this Agreement, Employee shall devote his time, in exercising his best efforts to the performance of his duties hereunder.

         c) Notwithstanding the foregoing, Employee shall be entitled to have investments in other enterprises provided, however, that he shall not have any investments or financial interest in any business enterprise which conducts business activities competitive with any business activities conducted by the Company now or at any time during the term of the Employee's employment hereunder (other than an investment of no more than 5% of any class of equity securities of a company the securities of which are traded on a national securities exchange).

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However, in the event the Company enters into a new field in which the Employee has previously invested, the Employee agrees to disclose his investment, if said investment exceeds 5% of equity of the company in which the Employee has invested. If the Employee is so requested by the Board of Directors of the Company, the Employee shall divest himself of the said investment within one year after said request.

3.       Compensation. Employee's compensation shall be as reflected in
Exhibit 1.

4. Expenses. Employee is authorized to incur reasonable expenses for promoting the business of the Company and in carrying out his duties hereunder, including without limitation, reasonable expenses for automobile, travel and similar items. The Company shall reimburse Employee for all such ordinary and necessary expenses upon the presentation by Employee from time-to-time of an itemized account of such expenditures. Employee shall present an itemized account of expenditures not less frequently than monthly.

5.       Term of Agreement; Separation.

         a) The term of this Employment Agreement, shall be from September 15, 1997 to December 31, 1999. Renewal, if desired, will be negotiated between the parties.

These negotiations should commence 90 days prior to end of term.

         b) The Company may terminate this Employment Agreement for cause, defined as follows:

                           1) Deliberate disclosure of Company secrets for
consideration; or

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                           2) Conviction of Employee of a felony involving moral
turpitude, or of any other law which may reasonably be deemed to cause a detrimental effect upon the Company as a result of mutual association. If the Company separates the Employee for cause, the Company will have no further liability or obligation except to pay the Employee earned and unpaid compensation.

         c) The Company may separate the Employee; a) without cause, or b) should the Employee die or become disabled such that the Employee has been unable to perform any duties here under for ninety (90) days during any year of this Employment Agreement or for any period of sixty (60) consecutive days. In the event of such separation, the severance package described in Exhibit 1,
Section 5 applies.

         d) In the event of change of control of the Company, Employee may elect to terminate his employment in which event he shall receive the severance package describe in Exhibit 1, Section 5. For these purposes, change of control includes the following: Sale of a majority of the outstanding shares or assets of the Company, Change in composition of more than 50% of the Board of Directors as presently constituted.

6)       Restrictions on Competition. Employee covenants and agrees that:
(a) during the initial term and any renewal terms of his employment hereunder and, (b) if, but only if, this Employment Agreement is terminated by the Employee (as hereinafter defined) during the initial term, or any renewal term hereof, for a period on one (1) year after termination of his employment hereunder, he shall not, directly or indirectly, engage in any business activities within the limits of the Continental United States, the same as, or in competition with, business activities carried on by the Company during the period of the Employee's employment by the Company, or in the definitive planning stages at the time of termination of Employee's employment.

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         The term "engage in" shall include, without being limited to, activities as proprietor, partner, stockholder, principal, agent, employee or consultant. However, nothing contained in this Paragraph shall prevent Employee from having investments of the types permitted in Subparagraph 2 c) hereof.

         These restrictions shall not apply if separation is by the Company under Section 5c of this Employment Agreement.

7. Trade Secrets. During the term of employment under this Employment Agreement, the Employee will have access to, and become familiar with, various trade secrets, consisting of formulas, patterns, devices, secret inventions, processes, compilation of information, records and specifications, which are owned by the Company and which are regularly used in the operation of the business of the Company.

         The Employee shall not disclose any of the aforesaid trade secrets, directly or indirectly, nor use them in any way, either during the term of this Agreement or at any time thereafter, except as required in the course of his employment by the Company.

All files, records, documents, drawings, specifications, equipment, and similar items relating to the business of the Company, whether prepared by the Employee or otherwise coming into his possession, shall remain the exclusive property of the Company and be returned to the Company by request of the Company, provided the same information is not available to the general public.

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8.       Miscellaneous Provisions.

         a) Any notices pursuant to this Agreement shall be validly given or served if in writing and delivered personally or sent by registered or certified mail, postage prepaid, to the following addresses:

                  If to Company:    Tangent Imaging Systems
                                    c /o SCAN-GRAPHICS, Inc.
                                    649 N. Lewis Road, Suite 220
                                    Limerick, PA  19468
                                    Attn:  President

                  If to Employee:   Robert J. Griffin
                                    3 Apple Hill Court
                                    South Salem, NY 10590

or to such other addresses as either party may hereafter designate to the other in writing.

         b) Notices delivered personally shall be deemed communicated as of the actual receipt; notices mailed shall be deemed communicated as of five (5) days after mailing.

         c) If any provision of this Agreement shall be or become illegal or unenforceable in whole or in part for any reason whatsoever, the remaining provisions shall nevertheless be deemed valid, binding and subsisting.

         d) The waiver by either party of a breach or violation of any provision of this Employment Agreement shall not operate or be construed as a waiver of any subsequent breach or violation thereof.

         e) This writing represents the entire Employment Agreement and understanding of the parties with respect to the subject matter hereof; it may not be altered or amended except by agreement in writing.

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         f) The Employment Agreement has been made in and its validity, performance and effect shall be determined in accordance with the laws of the Commonwealth of Pennsylvania.

         g) The headings of paragraphs in this Employment Agreement are for convenience only; they form no part of this Agreement and shall not affect its interpretation.

         h) This Employment Agreement supersedes any earlier Employment Agreement and as such is the only Employment Agreement in force.

IN WITNESS WHEREOF, and intending to be legally bound, the parties have executed this Employment Agreement under seal on the day and year first above written.


                                          SCAN-GRAPHICS, INC.

ATTEST: /S/ Victoria R. Franchetti        /S/ Richard Rex
        --------------------------        ---------------

        Assistant Secretary               Richard Rex
                                          President, Tangent Imaging Systems

                                          EMPLOYEE:

                                          /S/ Robert J. Griffin
                                          ---------------------
                                          Robert J. Griffin



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SCANGRAPHICS, INC.                                                    EXHIBIT 1

                            COMPENSATION AND BENEFITS

COMPENSATION PLAN FOR.... Robert J. Griffin

POSITION: Vice President, Sales, Distribution and Service; Tangent Imaging Systems.

1) BASE SALARY: 1997 -- $130,000 (for remainder of year); 1998 -- $140,000;
   -----------
                1999 -- $150,000


2) INCENTIVE COMPENSATION / COMMISSION:

Commissions -- on Revenue received (to begin with revenue received after 9/1/97):

                           1997                   1998                      1999
                           ----                   ----                      ----
Rev up to $5M                1%             to $7M      1%             to $11M      1%
$5 to $10M                   2%             $7-12M      2%             $11 to 16M   2%
$10M to 15M                2.5%             $12-17M   2.5%             $16 to 21M 2.5%
over $15M                  0.5%             over $17M 0.5%             over $21M  0.5%



3) EQUITY - OPTIONS

           50,000 Options to Purchase Common Shares for a period of 5 years at an exercise price equal to the closing bid price on the day of contract signing, with vesting as follows:

           5,000 vest upon commencement of work
           15,000 vest at obtaining (cumulatively) each of $10M, $15M, $20M in revenues received (by YE 99) from Tangent Imaging Systems products and services.

4) Travel and Relocation

           An allowance not to exceed $2000 per month will be provided to defer reasonable and actual living expenses including travel to and from work location and home.

           An allowance to apply unused Living Expense allowance (that is $2000/month x 28 months = $56,000), not to exceed $24,000, will be provided to defer reasonable and actual relocation expenses when you relocate to the Doylestown area or other agreed upon location.


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5) SEPARATION:

           In the event of separation, under Section 5c or 5d, the Company will provide a separation package as follows:

                      a) salary for 6 months, if separated within first 6
                         months, service plus severance would equal 1 year.

                      b) benefits for 6 months or until employee obtains
                         full-time employment with benefits whichever is sooner.

6) BENEFITS:

           As a "Full Time" Employee, Employee will be compensated bi-weekly, and the Employee will be included in the Company's general employee benefit programs.

           As a medical benefit alternative, Scangraphics will pay Employee or Employee's insurance carrier an amount equal to the cost of the Scangraphics provided medical benefit. This amount is currently $553.16/month.

7) Business Expenses: normal, plus fax, portable computer, cellular phone.

Employee:                            For the Company:
---------                            ----------------

 /S/ Robert J. Griffin               /S/ Richard Rex
 ---------------------               ---------------
Robert J. Griffin                    Richard Rex
                                     President, Tangent Imaging Systems

Date:  9/15/97                       Date:  9/15/97
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